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                                                                     Exhibit 5.1

                       [LETTERHEAD OF STEVENS & LEE, P.C.]


                                  March 3, 2006



Board of Directors
Boardwalk Bancorp, Inc.
201 Shore Road
Linwood, New Jersey 08221

Re:      Registration Statement on Form S-4
         Boardwalk Bancorp, Inc.

Gentlemen:

         In connection with the proposed offering of up to 4,349,414 shares of common stock, $5.00 par value (the "Common Stock"), by Boardwalk Bancorp, Inc. (the "Company"), covered by the Company's Registration Statement on Form S-4 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, with respect to such Common Stock, we, as special counsel to the Company, have reviewed:

         1. the Certificate of Incorporation of the Company;

         2. the Bylaws of the Company;

         3. resolutions adopted by the Board of Directors of the Company relating to the Registration Statement, certified by the Secretary of the Company;

         4. the Registration Statement; and

         5. copies of the certificates representing shares of the Common Stock.

         Based solely upon our review of the foregoing, it is our opinion that:

         (a) The Company has been duly incorporated under the laws of the State of New Jersey and is validly subsisting and in good standing under the laws of New Jersey.

         (b) The Common Stock covered by the Registration Statement has been duly authorized and, when issued pursuant to the terms described in the Registration Statement, will be legally issued by the Company and fully paid and non-assessable.

         We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "Legal Opinion" in the related Proxy Statement/Prospectus. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                                     Sincerely,


                                                     /s/ STEVENS & LEE, P.C.